Exhibit 99.1

Investor Relations: Brian Norris Senior Vice President of Finance and Investor Relations bnorris@evolvtechnology.com	Media Relations: Alex Ozerkis Vice President of Corporate Communications aozerkis@evolvtechnology.com
Evolv Technology Provides Business Update

– Company Reaffirms Outlook for Positive Adjusted EBITDA1 by Q2 2025 –

– Company Provides Update on Restatement Effort and Regulatory Inquiry –

Waltham, Massachusetts – January 23, 2025 – Evolv Technologies Holdings, Inc. (NASDAQ: EVLV) (the “Company” or “Evolv Technology”), a leading security technology company pioneering AI-based solutions designed to create safer experiences, today provided an update on select strategic metrics for the three-month period ended December 31, 20242. The Company also provided an update on its pending restatement effort and other regulatory matters.
According to preliminary estimates which are subject to change, for the three-month period ended December 31, 2024, the Company:
•Surpassed 6,000 Evolv Express units deployed globally with the activation of approximately 470 new multi-year subscriptions;
•Added approximately 60 new customers across multiple industries including education, healthcare, professional sports and live entertainment, tourist attractions and industrial workplaces;
•Added nearly 100 additional school buildings and now serves over 1,200 school buildings;
•Added over 30 additional hospital buildings and now serves over 450 hospital buildings;
•Booked its first orders of Evolv eXpedite™, the Company’s new AI-based weapons detection solution for bags; and
•Ended the quarter with cash, cash equivalents, marketable securities and restricted cash of approximately $52 million on December 31, 2024 and no debt.
“We’re pleased with our solid finish to 2024. During the fourth quarter, we saw strong new customer adoption across a broad range of industries, significant expansion by our existing customers, exciting market traction of Evolv eXpedite and the resolution of certain regulatory matters,” said John Kedzierski, President and Chief Executive Officer of Evolv Technology. “Looking ahead to 2025, we remain focused on achieving positive Adjusted EBITDA in the second quarter with positive free cash flow in the fourth quarter. We thank our customers, partners, employees, and shareholders for their continued support of our mission to make the world a safer and more enjoyable place for people to live, work, learn, and play.”
Restatement Update
The Company today also provided an update on its restatement efforts as previously disclosed in the Company’s press release dated October 25, 2024. The Company submitted to The Nasdaq Market LLC (“Nasdaq”) on January 17, 2025, a plan of compliance to address how it intends to regain compliance with the Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Quarterly Report”). If accepted, Nasdaq can grant an exception of up to 180 calendar days from the filing's due date as extended by Rule 12b-25, or until May 19, 2025, to regain compliance. In partnership with AlixPartners LLP, a leading global business advisory firm, the Company is working expeditiously to complete the restatement effort and file the Quarterly Report and the restated financial statements. The Company will host a publicly accessible conference call to review the financial results once they have been filed.

FTC Inquiry Update
On November 26, 2024, the Company announced that it had resolved the United States Federal Trade Commission’s (FTC) inquiry into certain aspects of the Company’s prior marketing claims. As part of that resolution, the Company agreed to offer a limited number of its K-12 education customers the option to cancel the remainder of their current contracts with the Company during a 60-day cancellation period. In total, this group of customers3 represented approximately 237 Evolv Express units, approximately $3.9 million of the Company’s Annual Recurring Revenue4 and approximately $10.5 million of the Company’s Remaining Performance Obligation5. Per the terms of the resolution, a notice was sent to this limited group of customers about their contract cancellation option. As of January 23, 2025, no customers had exercised their contract cancellation rights provided by the resolution. The vast majority of the cancellation rights available to this group of customers are scheduled to expire by March 14, 2025.

1 Non-GAAP Financial Measures. In this press release, adjusted EBITDA and free cash flow are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted EBITDA is defined as net income (loss) plus depreciation and amortization, share-based compensation, interest expense (income), loss on extinguishment of debt, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, loss on impairment of lease equipment, and certain other one-time expenses. Free cash flow is calculated as cash provided from operating activities less capital expenditures. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions, and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. The Company has relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K as the Company is unable to provide a reconciliation of each measure's most directly comparable GAAP financial measure (net income in the case of Adjusted EBITDA and operating cash flow in the case of free cash flow), on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of derivative liabilities, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable common stock liabilities and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.

2 Subject to completion of pending restatement effort as announced by the Company on October 25, 2024 (“The Board of Evolv Technology Determines that Certain Financial Statements Should Not Be Relied Upon”).

3 “Customer(s)” means school(s) or school district(s) in the K-12 range that purchased or otherwise contracted for the use of Evolv Express between the period April 1, 2022, to June 30, 2023. Excluded from this definition is any school or school district that: (1) participated in a pilot program of at least 30 days prior to such purchase or contract; (2) purchased 15 or more Evolv Express units; or (3) purchased or contracted for, and deployed, additional Evolv Express units more than 45 days after initially deploying Evolv Express at a school.

4 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

5 We define Remaining Performance Obligation, or RPO, as estimated revenues expected to be recognized in the future related to performance obligations that are unsatisfied or partially satisfied as of the end of the quarter.
About Evolv Technology
Evolv Technology (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than two billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements made in the President and Chief Executive Officer’s quotes, and statements regarding the Company’s future financial and operational results, the expected timing of the Company’s restatement efforts and the filing of the Company’s Quarterly Report and the restated financial statements, and the Company’s ability to regain compliance with Nasdaq’s requirements for continued listing. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as risks related to our leadership transition. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.